Exhibit 99.1
For Release	Immediate

Contacts	(News Media) Tony Zehnder, Corporate Communications 312.396.7086

(Investors) Scott Galovic, Investor Relations 317.817.3228

Conseco reports third quarter 2009 results;
Third consecutive profitable quarter

Carmel, Ind. November 4, 2009 – Conseco, Inc. (NYSE: CNO) today reported results for third quarter 2009.
“Conseco recorded its third consecutive profitable quarter, reporting $15.4 million of net income,” CEO Jim Prieur said.  “Our Bankers Life business turned in a strong quarter with pre-tax operating earnings up 26% over last year’s third quarter and record performance in both life and Medicare Supplement sales and again in agent recruitment.”

“We have continued to make progress and after the quarter ended we undertook a series of transactions to enhance Conseco’s liquidity and capital positions,” Prieur said.  These transactions included entering into a stock and warrant purchase agreement with Paulson & Co. Inc. to sell Paulson 16.4 million shares of common stock and warrants to purchase 5 million shares of common stock, and announcing a private offering of up to $293 million of 7% convertible senior debentures to fund the purchase of our existing convertible debentures.  Upon closing of the private sale of common stock, Paulson will own approximately 9.9% of Conseco’s outstanding shares.

In addition, Conseco recently announced its intention to do a registered offering of not less than $200 million of common stock.   Conseco is required to use half of the net proceeds of the issuance to repay indebtedness under its credit agreement, with the remaining net proceeds to be used for general corporate purposes.

Third Quarter 2009 Results
•	$107.0 million of income before net realized investment losses, corporate interest and taxes (“EBIT”) (1), up 2%, compared to $104.8 million in 3Q08
•	Net operating income (2) of $54.3 million, down 7%, compared to $58.3 million in 3Q08
•	Net operating income per diluted share: 29 cents, down 6%, compared to 31 cents in 3Q08
•
Net income of $15.4 million, compared to a net loss of $183.3 million in 3Q08 (including $38.9 million of net realized investment losses and valuation allowance for deferred tax assets in 3Q09 vs. $241.6 million of net realized investment losses and losses related to discontinued operations in 3Q08)

•
Net income per diluted share of 8 cents, compared to a net loss per diluted share of 99 cents in 3Q08 (including 21 cents of net realized investment losses and valuation allowance for deferred tax assets in 3Q09 vs. $1.30 of net realized investment losses and losses related to discontinued operations in 3Q08)

•	Total New Annualized Premium (“NAP”) excluding Private-Fee-For-Service (“PFFS”) (3): $93.4 million, up 1% from 3Q08
•	Bankers NAP excluding PFFS (3): $62.5 million, up 2% from 3Q08
•	Conseco Insurance Group NAP (3): $20.3 million, up 7% from 3Q08
•
PFFS NAP (sold through a marketing agreement with Coventry):  $(.2) million in 3Q09 compared to $4.6 million in 3Q08 (4), reflecting changes in consumer preference and the transition to a new marketing agreement with Humana Inc.

Nine Month 2009 Results
•	$266.0 million of EBIT (1), up 25%, compared to $213.2 million in the first nine months of 2008
•	Net operating income (2) of $126.5 million, up 22%, compared to $103.6 million in the first nine months of 2008
•	Net operating income per diluted share: 68 cents, up 21%, compared to 56 cents in the first nine months of 2008

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Conseco (2)
November 4, 2009

•
Net income of $67.5 million, compared to a net loss of $679.0 million in the first nine months of 2008 (including $59.0 million of net realized investment losses and valuation allowance for deferred tax assets in the first nine months of 2009 vs. $782.6 million of net realized investment losses, valuation allowance for deferred tax assets and losses related to discontinued operations in the first nine months of 2008)

•
Net income per diluted share of 36 cents, compared to a net loss per diluted share of $3.68 in the first nine months of 2008 (including 32 cents of net realized investment losses and valuation allowance for deferred tax assets in the first nine months of 2009 vs. $4.24 of net realized investment losses, valuation allowance for deferred tax assets and losses related to discontinued operations in the first nine months of 2008)

•	Total NAP excluding PFFS (3): $272.7 million, up 1% from the first nine months of 2008
•	Bankers NAP excluding PFFS (3): $186.0 million, up 5% from the first nine months of 2008
•	Conseco Insurance Group NAP (3): $53.3 million, down slightly from the first nine months of 2008
•	PFFS NAP (4): $40.2 million, down 35% from the first nine months of 2008 reflecting changes in consumer preference and the transition to a new marketing agreement with Humana, Inc.

Financial Strength at September 30, 2009
•	Book value per common share, excluding accumulated other comprehensive income (loss) (5), was $18.82, up 2%, compared to $18.41 at December 31, 2008
•	Debt-to-total capital ratio, excluding accumulated other comprehensive income (loss) (5), was 26.6%, compared to 27.8% at December 31, 2008

Conseco’s financial statements show compliance, as of September 30, 2009, with the financial covenants in its credit agreement related to combined insurance subsidiary capital, the combined risk-based capital ratio of its insurance subsidiaries, the Company’s debt to capital ratio and the Company’s interest coverage ratio.  The combined risk-based capital ratio increased by 5 percentage points in the third quarter to 252 percent at September 30, 2009.  The increase reflects:  (i) a 19 percentage point increase due to third quarter statutory income; and (ii) an 10 percentage point increase due to the completion of the reinsurance transaction with Wilton Reassurance Company (“Wilton Re”); offset by (iii) a 22 percentage point decrease due to losses, valuation changes and rating downgrades related to the Company’s investment portfolio; and (iv) a 2 percentage point net decrease due to other items.

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Conseco (3)
November 4, 2009

Operating Results
 Results by segment for the quarter were as follows ($ in millions, except per share data):
	Three Months Ended
	September 30,
	2009		2008
EBIT (2):
Bankers Life	$85.4		$67.8
Colonial Penn	7.4		6.5
Conseco Insurance Group	21.6		34.2
Corporate Operations, excluding corporate interest expense	(7.4)		(3.7)
EBIT	107.0		104.8

Corporate interest expense	(24.0)		(15.8)

Income before net realized investment losses, taxes and discontinued operations	83.0		89.0
Tax expense on period income	28.7		30.7

Net income before net realized investment losses, valuation allowance for deferred tax assets and discontinued operations	54.3		58.3

Net realized investment losses (excluding the increase in unrealized losses on those investments transferred to an independent trust and net of related amortization and taxes and the establishment of a valuation allowance for deferred tax assets related to such losses)	(18.9)	(6)	(84.2)

Net operating income (loss) before valuation allowance for deferred tax assets and discontinued operations	35.4		(25.9)
Valuation allowance for deferred tax assets (excluding the establishment of a valuation allowance for realized investment losses and discontinued operations)	(20.0)		-
Discontinued operations	-		(157.4)

Net income (loss) applicable to common stock	$15.4		$(183.3)

Per diluted share:
Net income before net realized investment losses, valuation allowance for deferred tax assets and discontinued operations	$.29		$.31
Net realized investment losses, net of related amortization and taxes	(.10)		(.45)
Valuation allowance for deferred tax assets	(.11)		-
Discontinued operations	-		(.85)
Net income (loss)	$.08		$(.99)

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Conseco (4)
November 4, 2009

Segment Results
In our Bankers Life segment, pre-tax operating earnings were $85.4 million in the third quarter of 2009, up 26%, compared to $67.8 million in the third quarter of 2008.  Results for the third quarter of 2009 were primarily affected by:

•
an increase in earnings of approximately $20 million from the PFFS business assumed through our quota-share agreements with Coventry (the last of which will expire on January 1, 2010), primarily due to increases in our share of risk adjustment premium payments made by the U.S. Department of Health and Human Services Center for Medicare and Medicaid Services;

•
an increase in earnings of approximately $7 million related to Company-owned life insurance policies which were purchased to fund the segment’s deferred compensation plan for certain agents (such variance resulted from a $4 million increase in the estimated fair value of investments underlying such policies in the third quarter of 2009 compared to a $3 million decrease in the prior year period); and

•	a reduction in earnings of approximately $7 million from long-term care product margins primarily from higher claim expense and a decrease in premiums following policy lapses.

In our Colonial Penn segment, the pre-tax operating earnings were $7.4 million in the third quarter of 2009, up 14%, compared to $6.5 million in the third quarter of 2008.  Results for the third quarter of 2009 reflect favorable mortality experience compared to the same period in 2008.

In our Conseco Insurance Group segment, pre-tax operating earnings were $21.6 million in the third quarter of 2009, down 37%, compared to $34.2 million in the third quarter of 2008.  Results for the third quarter of 2009 were primarily affected by:

•
a reduction in earnings of approximately $7 million related to universal life products primarily due to additional amortization expense from changes in our future estimates of:  (i) the timing of changes to certain non-guaranteed elements related to the “Lifetrend” life insurance products; and (ii) investment earnings due to decreased yields from our portfolio; and

•	reduction in earnings of approximately $3 million due to an increase in expense related to the settlement of several lawsuits.

Corporate interest expense reflects both the higher interest rate paid on debt following the amendment to our credit facility in the first quarter of 2009, and Conseco’s higher average debt outstanding.

The results for the third quarter of 2009 also reflect the previously disclosed increase to the deferred tax valuation allowance of $20 million that we established upon the completion of the reinsurance transaction with Wilton Re.

The results from the third quarter of 2008 included a $157.4 million loss from discontinued operations related to the agreement to transfer the stock of Senior Health Insurance Company to an independent trust which was completed in the fourth quarter of 2008.

Investments
During the third quarter of 2009, accumulated other comprehensive loss improved by $1.6 billion to $(146.0) million, reflecting the increases in estimated fair value of our actively managed fixed maturity investments.

Conseco recognized total other-than-temporary impairment losses of $162.4 million in the third quarter of 2009, of which $35.7 million was recorded in earnings and $126.7 million in accumulated other comprehensive loss in accordance with a new accounting pronouncement, which we adopted effective January 1, 2009.

Net realized investment losses in the third quarter of 2009 were $18.9 million (net of related amortization and taxes and the establishment of a valuation allowance for deferred tax assets related to such losses).  Such net realized investment losses include the aforementioned other-than-temporary impairment losses of $35.7 million and a deferred tax valuation allowance of $6.7 million, as it is more likely than not that tax benefits related to investment losses recognized in the third quarter of 2009 will not be utilized to offset future taxable income.  Net realized investment losses in the third quarter of 2008 of $84.2 million (net of related amortization and taxes) included $50.1 million of writedowns for securities we determined were subject to other-than-temporary declines in market values.

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Conseco (5)
November 4, 2009

Sales Results
At Bankers Life (career distribution), total NAP in 3Q09 was $62.3 million, down 5% from 3Q08 (total NAP, excluding PFFS, was $62.5 million, up 2% from 3Q08).

In addition to the sales of proprietary products, Bankers Life, through a partnership with Coventry, distributes Medicare PDP and PFFS plans through Bankers career agents.  Coventry has decided to cease selling PFFS plans effective January 1, 2010.  On July 22, 2009, the Company announced a strategic alliance under which the Bankers Life segment will offer Humana’s Medicare Advantage plans to its policyholders and consumers nationwide through its career agency force and will receive marketing fees based on sales.  Effective January 1, 2010, the Company will no longer be assuming the underwriting risk related to PFFS business.

At Colonial Penn (direct distribution), total NAP was $10.6 million, down 12% from 3Q08, reflecting our previously announced reduced marketing expenditures.

At Conseco Insurance Group (independent distribution), total NAP was $20.3 million, up 7% from 3Q08 as sales continue to be repositioned to more profitable products.

Accounting Matters
Results for the third quarter of 2008 have been restated to reflect the operations of Senior Health Insurance Company of Pennsylvania as a discontinued operation resulting from the Transfer which was completed in the fourth quarter of 2008.

Effective January 1, 2009, we adopted authoritative guidance relating to convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement).  This guidance was required to be retrospectively applied to all periods presented.  The impact on the third quarter of 2008 was to reduce previously reported earnings by $1.3 million, net of income taxes, or 1 cent per diluted share.

Conference Call
The company will host a conference call to discuss results at 10:00 a.m. Eastern Standard Time on November 5, 2009. The webcast can be accessed through the Investors section of the company’s website as follows: http://investor.conseco.com.  Listeners should go to the website at least 15 minutes before the event to register and download any necessary audio software.  During the call, we will be referring to a presentation that will be available Thursday morning through the investors section of the company’s website.

About Conseco
Conseco, Inc.’s insurance companies help protect working American families /and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures.  For more information, visit Conseco’s web site at www.conseco.com.

 _____________________________________________________________________________________
(1)
Management believes that an analysis of earnings or loss before net realized investment gains (losses), discontinued operations, corporate interest and taxes (“EBIT,” a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (i) corporate interest expense; and (ii) net realized investment gains (losses) that are unrelated to the company’s underlying fundamentals.  In addition, 2Q08 earnings exclude the discontinued operations resulting from the transfer of Senior Health Insurance Company of Pennsylvania (the “Transfer”) to an independent trust.  A reconciliation of EBIT to Net Income applicable to common stock is provided in the tables on pages 3 and 10.

(2)
Management believes that an analysis of Net income (loss) applicable to common stock before net realized investment gains or losses, discontinued operations, net of related amortization and income taxes, (“Net Operating Income,” a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry.  Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company’s underlying fundamentals.  A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the tables on pages 3 and 10.  Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investor – SEC Filings” section of Conseco’s website, www.conseco.com.

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Conseco (6)
November 4, 2009

(3)
Measured by new annualized premium, which includes 6% of annuity and 10% of single premium whole life deposits and 100% of all other premiums, PDP sales equal $210 per enrolled policy ($200 in 2008), PFFS sales equal $2,320 per enrolled policy ($2,250 in 2008).

(4)
PFFS NAP in 3Q08 reflected significant charge backs of prior period premiums for sales that were ultimately canceled.  In 2009, we implemented a more conservative sales recognition policy in an effort to avoid these effects in the future.  Effective January 1, 2010, we will no longer be assuming PFFS business.  On July 22, 2009, we announced a strategic alliance under which the Bankers Life segment will offer Humana’s Medicare Advantage plans to its policyholders and consumers nationwide through their career agency force.

(5)
The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure.  Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.  The corresponding GAAP measures for debt-to-total capital and book value per common share were 27.5% and $18.03, respectively, at September 30, 2009, and 44.6% and $8.82, respectively, at December 31, 2008.

(6)
Reflects a deferred tax valuation allowance of $6.7 million as it is more likely than not that tax benefits related to investment losses recognized in the third quarter of 2009 will not be utilized to offset future taxable income.

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Conseco (7)
November 4, 2009

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco’s products and trends in Conseco’s operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ‘‘forward-looking’’ information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (ii) liquidity issues associated with the right of holders of our convertible debentures to require us to repurchase existing debentures on September 30, 2010; (iii) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iv) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (v) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (vi) our ability to obtain adequate and timely rate increases on our supplemental health products, including our long-term care business; (vii) the receipt of required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (viii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (ix) our assumption that the positions we take on our tax return filings, including our position that the debentures will not be treated as stock for purposes of Section 382 of the Code and will not trigger an ownership change, will not be successfully challenged by the Internal Revenue Service; (x) changes in our assumptions related to the cost of policies produced or the value of policies in force at the effective date; (xi) the recoverability of our deferred tax asset and the effect of potential ownership changes and tax rate changes on its value; (xii) changes in accounting principles and the interpretation thereof; (xiii) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xiv) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xv) our ability to identify products and markets in which we can  compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xvi) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (xvii) our ability to complete the remediation of  the material weakness in internal controls over our actuarial reporting process and to maintain effective controls over financial reporting; (xviii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xix) our ability to achieve eventual upgrades of the  financial strength ratings of Conseco and our insurance company subsidiaries as well as the impact of ratings downgrades on our business and our ability to access capital; (xx) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xxi) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xxii) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products.  Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement.  Our forward-looking statements speak only as of the date made.  We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

- Tables Follow -

Conseco (8)
November 4, 2009

CONSECO, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
Investments:
Actively managed fixed maturities at fair value (amortized cost: September 30, 2009 – $18,801.3; December 31, 2008 - $18,276.3)	$18,568.0	$15,277.0
Equity securities at fair value (cost: September 30, 2009 - $30.7; December 31, 2008 – $31.0)	30.7	32.4
Mortgage loans	2,030.8	2,159.4
Policy loans	299.2	363.5
Trading securities	275.8	326.5
Securities lending collateral	207.0	393.7
Other invested assets	192.4	95.0
Total investments	21,603.9	18,647.5
Cash and cash equivalents - unrestricted	532.3	894.5
Cash and cash equivalents - restricted	12.0	4.8
Accrued investment income	317.4	298.7
Value of policies inforce at the Effective Date	1,220.5	1,477.8
Cost of policies produced	1,779.1	1,812.6
Reinsurance receivables	3,444.8	3,284.8
Income tax assets, net	1,057.4	2,047.7
Assets held in separate accounts	19.5	18.2
Other assets	282.1	276.7
Total assets	$30,269.0	$28,763.3
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Liabilities for insurance products:
Interest-sensitive products	$13,208.7	$13,332.8
Traditional products	10,006.8	9,828.7
Claims payable and other policyholder funds	945.8	1,008.4
Liabilities related to separate accounts	19.5	18.2
Other liabilities	565.0	457.4
Investment borrowings	714.9	767.5
Securities lending payable	212.7	408.8
Notes payable – direct corporate obligations	1,261.9	1,311.5
Total liabilities	26,935.3	27,133.3
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: September 30, 2009 – 184,886,216; December 31, 2008 – 184,753,758)	1.9	1.9
Additional paid-in capital	4,110.6	4,104.0
Accumulated other comprehensive loss	(146.0)	(1,770.7)
Accumulated deficit	(632.8)	(705.2)
Total shareholders' equity	3,333.7	1,630.0
Total liabilities and shareholders' equity	$30,269.0	$28,763.3

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Conseco (9)
November 4, 2009
CONSECO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)
	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
		(as adjusted)		(as adjusted)
Revenues:
Insurance policy income	$772.0	$821.8	$2,346.1	$2,436.9
Net investment income (loss):
General account assets	306.8	312.8	923.4	934.7
Policyholder and reinsurer accounts and other special-purpose portfolios	56.0	(24.3)	47.5	(71.9)
Realized investment gains (losses):
Net realized investment gains (losses), excluding impairment losses	15.4	(43.2)	120.8	(52.0)
Other-than-temporary impairment losses:
Total other-than-temporary impairment losses	(162.4)	(50.1)	(324.2)	(117.4)
Other-than-temporary impairment losses recognized in other comprehensive loss	126.7	-	159.9	-
Net impairment losses recognized	(35.7)	(50.1)	(164.3)	(117.4)
Total realized gains (losses)	(20.3)	(93.3)	(43.5)	(169.4)
Fee revenue and other income	4.1	4.9	10.2	13.8
Total revenues	1,118.6	1,021.9	3,283.7	3,144.1
Benefits and expenses:
Insurance policy benefits	782.7	797.0	2,317.3	2,380.6
Interest expense	31.9	24.6	87.8	80.5
Amortization	113.3	77.6	335.9	288.9
Expenses related to debt modification	-	-	9.5	-
Other operating costs and expenses	126.6	117.0	377.3	384.2
Total benefits and expenses	1,054.5	1,016.2	3,127.8	3,134.2
Income before income taxes and discontinued operations	64.1	5.7	155.9	9.9

Income tax expense (benefit):
Tax expense (benefit) on period income	22.0	1.6	54.7	5.7
Valuation allowance for deferred tax assets	26.7	30.0	33.7	328.0
Income (loss) before discontinued operations	15.4	(25.9)	67.5	(323.8)
Discontinued operations, net of income taxes	-	(157.4)	-	(355.2)
Net income (loss)	$15.4	$(183.3)	$67.5	$(679.0)
Earning (loss) per common share:
Basic:
Weighted average shares outstanding (in thousands)	184,886	184,726	184,820	184,688
Income (loss) before discontinued operations	$.08	$(.14)	$.37	$(1.76)
Discontinued operations	-	(.85)	-	(1.92)
Net income (loss)	$.08	$(.99)	$.37	$(3.68)
Diluted:
Weighted average shares outstanding (in thousands)	185,846	184,726	185,277	184,688
Income (loss) before discontinued operations	$.08	$(.14)	$.36	$(1.76)
Discontinued operations	-	(.85)	-	(1.92)
Net income (loss)	$.08	$(.99)	$.36	$(3.68)
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 Conseco (10)
November 4, 2009

Operating Results
 Results by segment for the nine months ended September 30 were as follows ($ in millions, except per share data):

	Nine Months Ended
	September 30,
	2009	2008
EBIT (1):
Bankers Life	$193.4	$131.5
Colonial Penn	23.5	18.5
Conseco Insurance Group	74.0	89.8
Corporate Operations, excluding corporate interest expense	(24.9)	(26.6)
EBIT	266.0	213.2

Corporate interest expense	(61.6)	(50.4)
Expenses related to debt modification	(9.5)	-
Income before net realized investment losses, taxes and discontinued operations	194.9	162.8
Tax expense on period income	68.4	59.2

Net income before net realized investment losses, valuation allowance for deferred tax assets and discontinued operations	126.5	103.6
Net realized investment losses (excluding the increase in unrealized losses on those investments transferred to an independent trust and net of related amortization and taxes and the establishment of a valuation allowance for deferred tax assets related to such losses)	(39.0)	(129.4)

Net operating income (loss) before valuation allowance for deferred tax assets and discontinued operations	87.5	(25.8)
Valuation allowance for deferred tax assets (excluding the establishment of a valuation allowance for realized investment losses and discontinued operations)	(20.0)	(298.0)
Discontinued operations	-	(355.2)

Net income (loss) applicable to common stock	$67.5	$(679.0)

Per diluted share:

Net income before net realized investment losses, valuation allowance for deferred tax assets and discontinued operations	$.68	$.56
Net realized investment losses, net of related amortization and taxes	(.21)	(.70)
Valuation allowance for deferred tax assets	(.11)	(1.62)
Discontinued operations	-	(1.92)
Net income (loss)	$.36	$(3.68)

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Conseco (11)
November 4, 2009

CONSECO, INC. AND SUBSIDIARIES
COLLECTED PREMIUMS
(Dollars in millions)
	Three months ended
	September 30,
	2009	2008
Bankers Life segment:
Annuity	$284.7	$323.1
Supplemental health	440.7	478.7
Life	63.2	51.9
Total collected premiums	$788.6	$853.7
Colonial Penn segment:
Life	$45.6	$43.6
Supplemental health	1.8	2.2
Total collected premiums	$47.4	$45.8
Conseco Insurance Group segment:
Annuity	$25.2	$27.4
Supplemental health	152.9	151.5
Life	60.3	67.8
Total collected premiums	$238.4	$246.7

BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS
	Three Months Ended
	September 30,
	2009	2008
Bankers Life segment:
Medicare Supplement:
Earned premium	$166 million	$160 million
Benefit ratio(a)	72.4%	72.5%
PDP and PFFS:
Earned premium	$108 million	$166 million
Benefit ratio(a)	74.2%	95.1%
Long-Term Care:
Earned premium	$150 million	$156 million
Benefit ratio(a)	108.3%	102.1%
Interest-adjusted benefit ratio (a non-GAAP measure)(b)	70.4%	68.1%
Conseco Insurance Group (CIG) segment:
Medicare Supplement:
Earned premium	$45 million	$50 million
Benefit ratio(a)	68.2%	73.0%
Specified Disease:
Earned premium	$95 million	$92 million
Benefit ratio(a)	76.6%	82.6%
Interest-adjusted benefit ratio (a non-GAAP measure)(b)	42.9%	48.5%
Long-Term Care:
Earned premium	$8 million	$9 million
Benefit ratio(a)	154.2%	193.5%
Interest-adjusted benefit ratio (a non-GAAP measure)(b)	73.8%	115.2%

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 Conseco (12)
November 4, 2009

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(a)	The benefit ratio is calculated by dividing the related product’s insurance policy benefits by insurance policy income.
(b)
The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product’s insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income.  Interest income is an important factor in measuring the performance of longer duration health products.  The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases).  Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets.  The interest-adjusted benefit ratio reflects the interest income offset.  Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.  Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investor – SEC Filings” section of Conseco’s website, www.conseco.com.

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